SUBSCRIPTION AGREEMENT FOR U.S. RESIDENTS

(Private Placement)

SUBSCRIPTION # ___

Solis Tek Inc.

SUBSCRIBER: <u>FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC</u>

The undersigned "Subscriber", on the terms and conditions herein set forth, hereby irrevocable submits this subscription agreement (the "Subscription Agreement") to Solis Tek Inc., a Nevada corporation (the "Company"), in connection with a private offering by the Company (the "Offering") to raise up to $3,000,000 through the sale to Subscriber as an "accredited investor" of Units (as defined below), each of which consist of (i) three shares of Series A convertible preferred stock of the Company, par value $0.0001 per share (each share of Series A convertible preferred shall be referred to herein as a "Share" and, collectively the "Shares") and (ii) a warrant to purchase 1,936 shares of the Company's common stock (each, a "Warrant" and, collectively the "Warrants") (each three Shares and one Warrant shall be referred to herein as a "Unit" and, collectively the "Units"), at $3,000.00 per Unit. The minimum subscription amount shall be 84 Units $252,000.00. To induce the Subscriber to enter into the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws, pursuant to that certain registration rights agreement of even date of this Agreement (the "Registration Rights Agreement"). The Shares shall have the designations, preferences, and rights (including but not limited to conversion into the Company's common stock) as provided in the certificate of designations, preferences, and rights of the Series A Convertible Preferred Stock attached as Exhibit A to this Subscription Agreement (the "Designations"). The Warrants shall have the terms and rights (including but not limited to exercise into the Company's common stock) as provided in the Warrant attached as Exhibit B to this Subscription Agreement. The initial Closing with respect to the Offering shall only occur if the Company has raised at least $350,000.00 through the sale of Units under the Offering. All subscription agreements executed in connection with the Offering shall be identical except for nominal changes with respect to the name, address, and subscription amount for the respective subscriber.

1. Subscription for the Purchase of Units.

The undersigned hereby subscribes to purchase <u>117</u> Units at $3,000.00 per Unit for a total subscription of $351,000.00 (the "Subscription Price"). In this regard, the Investor agrees to forward payment in the amount of the Subscription Price by wiring payment to the account set forth below:

Signature Bank,
261 Madison Ave.
New York, NY 10016
ABA No. 026013576 for credit to Signature Bank, as Escrow Agent for Solis Tek, Inc.
Account No. 1503008935

The release of the Subscription Price to the Company shall be subject to the terms of that certain escrow deposit agreement (the "Escrow Agreement") between the Company, Placement Agent (as defined herein), and Signature Bank (the "Escrow Agent"), attached as Exhibit C to this Subscription Agreement. Subject to the terms of the Escrow Agreement, the Subscription Price shall only be released to the Company by the Escrow Agent if the Company has raised at least $350,000.00 through the sale of Units under the Offering. The initial termination date in the Escrow Agreement is October 31, 2017, and the final termination date in the Escrow Agreement is December 15, 2017, as further provided in this Escrow Agreement.

The issuance of the Units is being made to Subscriber pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under that act.

The undersigned agrees to execute this Subscription Agreement and if by mail, send to the Company. Subscriber as an individual or Subscriber on behalf of the subscribing entity are being asked to complete this Subscription Agreement so that a determination can be made as to whether or not Subscriber is qualified to purchase the Units under applicable federal and state securities laws. Subscriber's answers to the questions contained herein must be true and correct in all respects, and a false representation by Subscriber may constitute a violation of law for which a claim for damages may be made against Subscriber.

Subscriber's answers will be kept strictly confidential; however, by signing this Subscription Agreement, Subscriber will be authorizing the Company to present a completed copy of this Subscription Agreement to such parties as they may deem appropriate in order to make certain that the offer and sale of the securities will not result in a violation of the Securities Act or of the securities laws of any state.

All questions must be answered. If the appropriate answer is "None" or "Not Applicable," please state so. Please print or type Subscriber's answers to all questions and attach additional sheets if necessary to complete Subscriber's answers to any item. Please initial any corrections.

2. **Offer to Purchase.** Subscriber hereby irrevocably offers to purchase the Units and tenders herewith the total price noted above. Subscriber recognizes and agrees that (i) this subscription is irrevocable and, if Subscriber is a natural person, shall survive Subscriber's death, disability or other incapacity, and (ii) the Company has complete discretion to accept or to reject this Subscription Agreement in its entirety and shall have no liability for any rejection of this Subscription Agreement. This Subscription Agreement shall be deemed to be accepted by the Company only when it is executed by the Company.

3. **Effect of Acceptance.** Subscriber hereby acknowledges and agrees that on the Company's acceptance of this Subscription Agreement, it shall become a binding and fully enforceable agreement between the Company and the Subscriber. As a result, upon acceptance by the Company of this Subscription Agreement, Subscriber will become the record and beneficial holder of the Units and the Company will be entitled to receive the purchase price of the Units as specified herein.

4. **Representation as to Investor Status.**

   (a) Accredited Investor. In order for the Company to sell the Units (in conformance with state and federal securities laws), the following information must be obtained regarding Subscriber's investor status. Please **initial each item applicable** to you as an investor in the Company.

_____ (i) A natural person whose net worth, either individually or jointly with such person's spouse, at the time of Subscriber's purchase, exceeds $1,000,000;

_____ (ii) A natural person who had an individual income in excess of $200,000, or joint income with that person's spouse in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

_____ (iii) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_____ (iv) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

_____ (v) An insurance company as defined in section 2(13) of the Exchange Act;

_____ (vi) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

_____ (vii) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_____ (viii) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_____ (ix) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____ (x) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____ (xi) An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

_____ (xii) A director or executive officer of the Company;

_____ (xiii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

__X__ (xiv) An entity in which <u>all</u> of the equity owners qualify under any of the above subparagraphs.

_____ (xv) Subscriber does not qualify under any of the investor categories set forth in (i) through (xiv) above.

(b) Net Worth. The term "net worth" means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of a person's primary home).

(c) Income. In determining individual "income," Subscriber should add to Subscriber's individual taxable adjusted gross income (exclusive of any spousal income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(d) Type of Subscriber. Indicate the form of entity of Subscriber:

- ☐ Individual
- ☐ Limited Partnership
- ☐ Corporation
- ☐ General Partnership
- ☐ Revocable Trust
- ☐ Other Type of Trust (indicate type): ____________
- ☐ Other (indicate form of organization): ____________

(i) If Subscriber is not an individual, indicate the approximate date Subscriber entity was formed: ____________.

(ii) If Subscriber is not an individual, **<u>initial</u>** the line below which correctly describes the application of the following statement to Subscriber's situation: Subscriber (x) was not organized or reorganized for the specific purpose of acquiring the Units and (y) has made

investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

__GK__ True

______ False

If the "False" box is checked, each person participating in the entity will be required to fill out a Subscription Agreement.

5. **Additional Representations and Warranties of Subscriber.** Subscriber hereby represents and warrants to the Company as follows:

   (a) Subscriber has been furnished has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Subscriber requested and deemed material to making an informed investment decision regarding its purchase of the Units. Subscriber has been afforded the opportunity to review such documents and materials and the information contained therein. Subscriber has been afforded the opportunity to ask questions of the Company and its management. Subscriber understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Subscription Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company's control. Additionally, Subscriber understands and represents that he, she or it is purchasing the Units notwithstanding the fact that the Company may disclose in the future certain material information that the Subscriber has not received, including the financial results of the Company for their current fiscal quarters. Neither such inquiries nor any other due diligence investigations conducted by such Subscriber shall modify, amend or affect such Subscriber's right to rely on the Company's representations and warranties, if any, contained in this Subscription Agreement. Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Units. Subscriber has full power and authority to make the representations referred to herein, to purchase the Units and to execute and deliver this Subscription Agreement.

   (b) Subscriber has read and understood, and is familiar with, this Subscription Agreement, the Units and the business and financial affairs of the Company.

   (c) Subscriber, either personally, or together with his advisors (other than any securities broker/dealers who may receive compensation from the sale of any of the Units), has such knowledge and experience in financial and business matters as to be capable of evaluating

the merits and risks of an investment in the Units, is able to bear the risks of an investment in the Units and understands the risks of, and other considerations relating to, a purchase of a Unit. The Subscriber and its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Units. Subscriber's financial condition is such that Subscriber is able to bear the risk of holding the Units that Subscriber may acquire pursuant to this Subscription Agreement, for an indefinite period of time, and the risk of loss of Subscriber's entire investment in the Company.

(d) Subscriber has investigated the acquisition of the Units to the extent Subscriber deemed necessary or desirable and the Company has provided Subscriber with any reasonable assistance Subscriber has requested in connection therewith.

(e) The Units are being acquired for Subscriber's own account for investment, with no intention by Subscriber to distribute or sell any portion thereof within the meaning of the Securities Act, and will not be transferred by Subscriber in violation of the Securities Act or the then applicable rules or regulations thereunder. No one other than Subscriber has any interest in or any right to acquire the Units.

(f) No representations or warranties have been made to Subscriber by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Subscription Agreement.

(g) Subscriber is aware that Subscriber's rights to transfer the Units is restricted by the Securities Act and applicable state securities laws, and Subscriber will not offer for sale, sell or otherwise transfer the Units without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.

(h) Subscriber understands that no person other than the Company has been authorized to make any representation and if made, such representation may not be relied on unless it is made in writing and signed by the Company. The Company has not, however, rendered any investment advice to the undersigned with respect to the suitability.

(i) Rule 506(c) of Regulation D under the Securities Act permits a company offering securities to investors in a private offering to solicit and advertise that offering to the general public, provided that: (i) the company only sells the securities to "accredited investors," as defined by the Securities and Exchange Commission ("SEC"); (ii) the company takes "reasonable steps" to verify that all those purchasers meet the SEC's accredited investor requirements; and (iii) the offering meets the other applicable requirements of Rule 506. Accordingly, the Subscriber acknowledges that, to the extent applicable, the Company will seek to comply with the Rule 506(c) of Regulation D and any rules, regulations, forms, instructions or other guidance issued in connection therewith (the "Rule 506(c) Provisions"). In furtherance of these efforts, the Subscriber agrees to promptly deliver any additional documentation or information, and updates thereto as applicable, which the Company may request in order to comply with the Rule 506(c) Provisions, including without limitation, tax returns and/or a certification from a U.S. licensed attorney or certified public accountant that the Subscriber

is an "accredited investor" as that term is defined in Rule 501 of Regulation D. Furthermore, such methods also include, without limitation, (1) review of an investor's income tax returns and filings along with a written representation that the person reasonably expects to reach the level necessary to qualify as an accredited investor during the current year, (2) review of one or more of the following, dated within three months, together with a written representation that all liabilities necessary to determine net worth have been disclosed; for assets: bank statements, brokerage statements and other statements of securities holdings, certificates of deposit, tax assessments and appraiser reports issued by third parties and for liabilities, credit report from a nationwide agency, (3) obtaining a written confirmation from a registered broker-dealer, an SEC registered investment advisor, a licensed attorney, or a CPA that such person or entity has taken reasonable steps to verify that the purchaser is an accredited investor within the prior three months.

(j) Subscriber understands that the certificates or other instruments representing the securities included in the Units shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates:

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

(k) Subscriber also acknowledges and agrees to the following:

i) an investment in the Units is highly speculative and involves a high degree of risk of loss of the entire investment in the Company; and

ii) there is no assurance that a public market for the will be available and that, as a result, Subscriber may not be able to liquidate Subscriber's investment in the Units should a need arise to do so.

(l) Subscriber is not dependent for liquidity on any of the amounts Subscriber is investing in the Units.

(m) Subscriber's address set forth below is its, his or her correct residence address.

(n) Subscriber has full power and authority to make the representations referred to herein, to purchase the Units and to execute and deliver this Subscription Agreement.

(o) Subscriber understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the sale of the Units under the federal and state securities laws and for other purposes.

6. Representations and Warranties Regarding Patriot Act; Anti-Money Laundering; OFAC. The Subscriber should check the Office of Foreign Assets Control ("OFAC") website at http://www.treas.gov/ofac before making the following representations. Subscriber hereby represents and warrants to the Company as follows:

(a) The Subscriber represents that (i) no part of the funds used by the Subscriber to acquire the Units or to satisfy his/her capital commitment obligations with respect thereto has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States' federal or state or non-United States' laws or regulations, including anti-money laundering laws and regulations, and (ii) no capital commitment, contribution or payment to the Company by the Subscriber and no distribution to the Subscriber shall cause the Company to be in violation of any applicable anti-money laundering laws or regulations including, without limitation, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the United States Department of the Treasury Office of Foreign Assets Control regulations. The Subscriber acknowledges and agrees that to the extent required by any anti-money laundering law or regulation, the Company may prohibit capital contributions, restrict distributions or take any other reasonably necessary or advisable action with respect to the Units, and the Subscriber shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith. U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the "OFAC Programs") prohibit dealing with individuals[1] or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(b) To the best of the Subscriber's knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in this paragraph. The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber understands and acknowledges that, by law, the Company may be obligated

[1] These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

to "freeze the account" of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and any broker may also be required to report such action and to disclose the Subscriber's identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any Broker or any of the Company's other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(c) To the best of the Subscriber's knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure[2], or any immediate family[3] member or close associate[4] of a senior foreign political figure, as such terms are defined in the footnotes below.

(d) If the Subscriber is affiliated with a non-U.S. banking institution (a "Foreign Bank"), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(e) The Subscriber acknowledges that, to the extent applicable, the Company will seek to comply with the Foreign Account Tax Compliance Act provisions of the U.S. Internal Revenue Code and any rules, regulations, forms, instructions or other guidance issued in connection therewith (the "FATCA Provisions"). In furtherance of these efforts, the Subscriber agrees to promptly deliver any additional documentation or information, and

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[2] A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3] "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.

[4] A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

updates thereto as applicable, which the Company may request in order to comply with the FATCA Provisions. The Subscriber acknowledges and agrees that any side letter or any other agreement, the failure to promptly comply with such requests, or to provide such additional information, may result in the withholding of amounts with respect to, or other limitations on, distributions made to the Subscriber and such other reasonably necessary or advisable action by the Company with respect to the Units (including, without limitation, required withdrawal), and the Subscriber shall have no claim, and shall not pursue any claim, against the Company or any other person in connection therewith

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act	**What is money laundering?**	**How big is the problem and why is it important?**
The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all brokerage firms have been required to have new, comprehensive anti-money laundering programs. To help Subscriber understand these efforts, we want to provide Subscriber with some information about money laundering and our steps to implement the USA PATRIOT Act.	Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.	The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at US$1 trillion a year.

What are we required to do to eliminate money laundering?	
Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report	As part of our required program, we may ask Subscriber to provide various identification documents or other information. Until Subscriber provides the information or documents we need, we may not be able to effect any transactions for Subscriber.

suspicious transaction and ensure compliance with the new laws.	

The foregoing representations and warranties are true and accurate as of the date hereof and shall survive such date. If any of the above representations and warranties shall cease to be true and accurate prior to the acceptance of this Subscription Agreement, Subscriber shall give prompt notice of such fact to the Company by telegram, or facsimile or e-mail, specifying which representations and warranties are not true and accurate and the reasons therefor.

7. **Representations and Warranties of the Company.** The Company hereby represents and warrants to the Subscriber, the following:

   (a) Organization and Qualification. The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

   (b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Shares, the Warrants, the Registration Rights Agreement, and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the "Transaction Documents") and to issue the Shares, Warrants, shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares"), and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, the Conversion Shares, the Warrants, and the Warrant Shares, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company's Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its respective Board of Directors or its stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed and delivered by the Company and each other party thereto will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or

applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

(c) Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value of nil per share (the "Preferred Stock"). As of the date hereof, the Company has 37,522,577 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All of the outstanding shares of Common Stock of the stock of each of the Company's subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with the Securities and Exchange Commission (the "SEC") on or prior to the date hereof and on or prior to the closing of the transactions with the Subscriber consummated by this Subscription Agreement (the "Closing") (the "SEC Reports"), no shares of capital stock of the Company or any of its subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) except as set forth in the SEC Reports there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (iii) there will be no outstanding debt securities of the Company or any of its subsidiaries other than indebtedness as set forth in the SEC Reports, other than pursuant to the Registration Rights Agreement or as set forth in the SEC Reports, there will be no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, there will be no outstanding registration statements of the Company or any of its subsidiaries, and there will be no outstanding comment letters from the SEC or any other regulatory agency; (vi) except as provided in this Agreement or as set forth in the SEC Reports, there will be no securities or instruments of the Company or any of its subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Units as described in this Agreement; and (vii) except as provided in this Agreement, no co-sale right, right of first refusal or other similar right will exist with respect to the Units (or will exist with respect to the Conversion Shares or the Warrant Shares) or the issuance and sale thereof. Upon request, the Company will make available to the Subscriber true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and in effect on the date hereof (the "By-laws"), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to officers, directors, employees and consultants. The only outstanding options exercisable for, securities convertible into, or securities exercisable into shares of the Company's Common Stock (except for Common Stock previously issued and any Units issued pursuant to this Offering) as of the date hereof are listed on Exhibit D to this Subscription Agreement.

(d) Issuance of Securities. The Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and are free and clear of all taxes, liens and charges with respect to the issue thereof. Upon issuance of the Conversion Shares upon conversion of the Shares, in accordance with the terms of the Certificate of Designations, the Conversion Shares will be duly issued, fully paid and nonassessable, and will be free from all taxes, liens and charges with respect to the issue thereof. Upon issuance of the Warrant Shares upon exercise of the Warrants, against payment therefor and in accordance with the terms of the Warrants, the Warrant Shares will be duly issued, fully paid and nonassessable, and will be free from all taxes, liens and charges with respect to the issue thereof.

(e) No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the By-laws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected except for those which could not reasonably be expected to have a Material Adverse Effect. Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under its constitutive documents. Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject, except for

any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or thereby. All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing.

(f) Absence of Litigation. Except as set forth in the SEC Reports, there is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an "Action") now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect.

(g) Acknowledgment Regarding Subscriber's Purchase of the Units. The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by such Subscriber or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Subscriber's purchase of the Units (and the Conversion Shares and the Warrant Shares).

(h) No General Solicitation. Neither the Company, nor any of its "affiliates" As defined in Rule 144 under the Securities Act), nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units.

(i) No Integrated Offering. Neither the Company, nor any of its affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Units or the securities contained therein under the Securities Act or cause this offering of the Units or the securities contained therein to be integrated with prior offerings by the Company for purposes of the Securities Act.

(j) Employee Relations. Neither Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither Company nor any subsidiary is party to any collective bargaining agreement. The Company's and/or

its subsidiaries' employees are not members of any union, and the Company believes that its and its subsidiaries' relationship with their respective employees is good.

(k) Permits. The Company and its subsidiaries have all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) issued by any regulatory authority or governmental agency (collectively, "Permits") required to conduct their respective businesses as currently conducted except to the extent that the failure to have such Permits would not have a Material Adverse Effect. Except as set forth in the SEC Reports, the Company or its subsidiaries have fulfilled and performed in all material respects their obligations under each Permit, and, as of the date hereof, to the knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Permit except to the extent that such breach, default, revocation or termination would not have a Material Adverse Effect.

(l) Title. Except as set forth in the SEC Reports, each of the Company and its subsidiaries has good and marketable title to all of its real and personal property and assets, free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. Except as set forth in the SEC Reports, with respect to properties and assets it leases, each of the Company and its subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

(m) Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The pro forma financial information and the related notes, if any, included in the SEC Reports have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the regulations promulgated thereunder and fairly present in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(n) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for

the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material). The SEC Reports taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein (in the case of SEC Reports) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(o) Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(p) Reliance. The Company acknowledges that the Subscriber is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Subscriber purchasing the Units. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Subscribers would not enter into this Agreement.

(q) Material Changes. With respect to the balance sheets included in the financial statements contained within the SEC Reports, except as specifically disclosed herein or in the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) there have not been any changes in the authorized capital, assets, financial condition, business or operations of the Company from that reflected in the financial statements contained within the SEC Reports except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition or results of operations of the Company, (iii) neither the Company or any subsidiary has incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the financial statements of the Company, as applicable, pursuant to GAAP or to be disclosed in the SEC Reports, (iv) neither the Company or any subsidiary has materially altered its method of accounting or the manner in which it keeps its accounting books and records, and (v) neither the Company or any subsidiary has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company).

(r) Brokers' Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to Garden State Securities, Inc. (the "Placement Agent"), in which they will receive a 9% cash fee and warrants equal to 9% of the stock issued (on an as converted basis). Garden State Securities, Inc. also entered into an Advisory Agreement on June 23, 2017 in which it received 200,000 restricted shares.

(s) Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed or that otherwise would have a Material Adverse Effect.

(t) Investment Company. The Company is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(u) Reliance. The Company acknowledges that the Subscriber is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Subscriber purchasing the Shares. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Subscriber would not enter into this Agreement.

(v) Solvency. Based on the consolidated financial condition of the Company as of the Closing, and the Company's good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Units hereunder: (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing.

8. **No Liens on Production Sharing Contract**. The Company covenants to and agrees with the Subscriber that until the date that is twelve (12) months following the initial Closing, it will not create or allow to be created any security interest, lien, charge or other encumbrance on any of its or any of its subsidiaries' rights, or interests, except in the normal course of business.

9. **Right of First Refusal**.

(a) In the event that, at any time after the initial Closing and prior to the date that is eighteen (18) months following the initial Closing, the Company determines to offer for sale or to accept an offer to purchase any of the Shares (or class or series of Preferred Stock) (the

"Additional Series A Preferred Stock"), each Subscriber who previously purchased Units in the Offering (a "ROFR Holder") shall have an option to purchase up to 75% of such ROFR Option Holder's pro rata share of Additional Series A Preferred Stock on the same terms and conditions on which the Additional Series A Preferred Stock is proposed to be issued, as set forth in this Section (the "ROFR").

(b) The Company shall send to each ROFR Holder a written notice (the "ROFR Notice"). The ROFR Notice shall set forth the material terms of the proposed sale of Additional Series A Preferred Stock and the number of Additional Series A Preferred Stock such ROFR Holder has the ROFR to purchase (such ROFR Holder's "ROFR Amount"), which shall be a percentage of the total number of Additional Series A Preferred Stock proposed to be sold equal to (i) 75% of the total number of Units previously purchased by such ROFR Holder divided by (ii) the total number of Units previously sold by the Company; and the ROFR Notice shall include a copy of this Section. Each ROFR Holder wishing to exercise its ROFR on all or part of its ROFR Amount shall so notify the Company in writing within ten (10) Business Days after the Company's transmittal of the First ROFR Notice (a "ROFR Exercise Notice").

(c) If the total shares of Additional Series A Preferred Stock elected to be purchased in all ROFR Exercise Notices is less than the total number set forth in the First ROFR Notice, the Company may sell the excess shares to persons other than ROFR Holders, but only on substantially the same terms as set forth in the ROFR Notice. ROFR Holders who have elected to purchase shares of Additional Series A Preferred Stock shall execute the subscription and other related agreements for the sale of the Additional Series A Preferred Stock, the closing of which shall occur as provided in such documents.

10. No Short Selling. The Subscriber agrees that during the period beginning on the Closing and ending on the date in which the initial registration statement with respect to the Units is declared effective by the SEC (but in no event to exceed the date which is 9 months after the Closing), , unless the sale of such shares of Common Stock is made pursuant to a prospectus or Rule 144, the Subscriber will not, directly or indirectly, effect or agree to effect any short sale with respect to any shares of Common Stock, whether or not against the box, establish any "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act) with respect to any shares of Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to shares of the Common Stock, or, in each case, with respect to any security that includes, is convertible into or exercisable for or derives any significant part of its value from shares of the Common Stock or otherwise seek to hedge the Subscriber's position in the Common Stock.

11. Independent Nature of Each Subscriber's Obligations and Rights. For avoidance of doubt, the obligations of the Subscriber under this Agreement are several and not joint with the obligations of any other Subscriber, and the Subscriber shall not be responsible in any way for the performance of the obligations of any other Subscriber under any other Subscription Agreement. Nothing contained herein and no action taken by the Subscriber shall be deemed to

constitute the Subscriber as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any other Subscription Agreements. The Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

12. **Most Favored Nation**. While at least 75% of the Shares remain outstanding, the Company shall not enter into any public or private offering of its securities (including securities convertible into shares of Common Stock) with any individual or entity (an "Other Investor") that has the effect of establishing rights or otherwise benefiting such Other Investor in a manner more favorable in any material respect to such Other Investor than the rights and benefits established in favor of the Subscriber by this Subscription Agreement. The term "Other Investor" shall not include securities issued in connection with a transaction pursuant to which the Company acquires or merges with another company, in which transaction the Company is the survivor. If, despite the above prohibition, the Company does enter into such a transaction, then such additional or more favorable term, at Subscriber's option, shall become a part of the transaction documents with the Subscriber.

13. **[Intentionally Omitted].**

14. **Indemnification.** Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties made by Subscriber herein, and that the Company is relying on such representations and warranties in making the determination to accept or reject this Subscription Agreement. Subscriber hereby agrees to indemnify and hold harmless the Company and each employee and agent thereof from and against any and all losses, damages or liabilities due to or arising out of a breach of any representation or warranty of Subscriber contained in this Subscription Agreement. The Company will indemnify and hold each Subscriber and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser Parties in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party's

representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).

15. **Use of Proceeds**. The Company shall use the proceeds of the first $1,500,000.00 raised in this Offering for business development and general working capital, and not for the repayment of any indebtedness owed to officers, directors or employees of the Company or their affiliates or in violation or contravention of any applicable law, rule or regulation.

16. **Buy-In**. In addition to any other rights available to the Subscriber, if the Company fails to deliver to such Subscriber the securities as required pursuant to this Agreement or in the Designations and after the date in which such securities may be converted into Common Stock and traded in the open market, the Subscriber, or a broker on the Subscriber's behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive in unlegended form from the Company (a "Buy-In"), then the Company shall promptly pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount, if any, by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as unlegended Shares, together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of Shares delivered to the Company for reissuance as unlegended shares, the Company shall be required to pay the Subscriber $1,000, plus interest, if any. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

17. **Opinion Letters and Deposit Fees**. If the Common Stock underlying the Shares and Warrants may be traded in the open market pursuant to an effective registration statement or pursuant to an exemption from registration in which there is a reasonable basis for, then the Company shall provide an opinion letter (from Company's legal counsel) to the Subscriber covering the Subscriber's resale of such Common Stock in the open market, within two (2) business days of the Subscriber's request. If the opinion letter is not provided within such timeframe, and the Subscriber obtains such opinion letter from Subscriber's counsel, then Subscriber shall be entitled to add $500.00 to the conversion amount in each conversion notice with respect to the Shares (up to a maximum of $500.00 in the aggregate) to cover the Subscriber's fees associated with procuring such opinion letter(s). Furthermore, Subscriber shall be entitled to add $1,500.00 to the conversion amount for Subscriber's first conversion with respect to the Shares and $500.00 thereafter (up to a maximum of $1,500.00 in the aggregate) to cover the Subscriber's fees associated with the clearing and depositing of the Common Stock into Subscriber's brokerage account.

18. **Transferability.** Subscriber agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transferability of the Units acquired pursuant hereto shall be made only in accordance with applicable federal and state securities laws.

19. **Termination of Agreement; Return of Funds.** In the event that, for any reason, this Subscription Agreement is rejected in its entirety by the Company, this Subscription Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder. In the event that the Company rejects this Subscription Agreement, the Company shall promptly return or cause to be returned to Subscriber any money tendered hereunder without interest or deduction. For the avoidance of doubt, the Company shall not have the right to reject this Subscription Agreement at any time on or after the date in which the Company executed this Subscription Agreement.

20. **Notices.** All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by, facsimile or e-mail to Subscriber at the address set forth below and to the Company at the address set forth on the first page of this Subscription Agreement, or at such other place as the Company may designate by written notice to Subscriber.

21. **Amendments.** Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated except in a writing signed by Subscriber and the Company.

22. **No Right to Employment**. This Subscription Agreement does not confer upon you any right to employment by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with our right to terminate your employment at any time for any reason or no reason.

23. **Governing Law.** This Subscription Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of Nevada without application of the conflicts of laws provisions thereof. All controversies which may arise between the parties concerning this Subscription Agreement shall be determined by arbitration in New York City, New York. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Subscription Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney's fees from the other party. Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties. The mediation will be held in the County of New York, State of New York, on an expedited basis. If the parties cannot successfully resolve their differences through mediation,

the matter will be resolved by arbitration. The arbitration shall take place in the County of New York, State of New York, on an expedited basis.

24. **Headings.** The headings in this Subscription Agreement are for convenience of reference, and shall not by themselves determine the meaning of this Subscription Agreement or of any part hereof.

25. **Counterparts.** This Subscription Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document. The execution and delivery of a facsimile or other electronic transmission of this Subscription Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

26. **Construction.** This Agreement is the result of negotiation between the Parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and conditions and without any strict construction in favor of either Party. Any ambiguity shall not be interpreted against the drafting Party.

[Remainder of page intentionally left blank. Signatures appear on following pages.]

CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES

In witness whereof, the parties hereto have executed this Subscription Agreement as of the dates set forth below.

Dated: October 20, 2017.

Name of Subscriber (Please Print): FIRSTFIRE GLOBAL OPPORTUNITIES FUND LLC

By: ______________________

Name (Please Print): Eli Fireman

Title: Managing Member

Address: 1040 1st Ave Suite 190

New York NY 10022

Phone Number: (212) 317 - 5970

Cellular Number: (____) _____-______

Taxpayer ID Number: 47-3318295

Email address: eli@FIRSTFIRECAP.COM

ACCEPTANCE

Solis Tek Inc.

Date: October 20, 2017.

By: [signature]
Name: ALVIN HAO
Title: EVP

EXHIBIT A

(see attached)

EXHIBIT B

(see attached)

EXHIBIT C

(see attached)

EXHIBIT D

1. Options to acquire 3,000,000 shares of the Company's common stock at $0.60 per share held by Dennis Forchic